Exhibit 99.1

TransAtlantic Petroleum Announces Second Quarter 2016 Financial Results, Confirms It Has Seen No Impact from the Attempted Coup in Turkey, and Provides an Operations Update

Hamilton, Bermuda (August 10, 2016) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced its financial results for the quarter ended June 30, 2016, confirmed that it has seen no impact from the recent attempted coup in Turkey, and provided an operations update. Additional information can be found on TransAtlantic’s website at http://www.transatlanticpetroleum.com.

Summary

•	Revenue of $17.7 million for the second quarter of 2016, a 13.7% increase from $15.6 million in the first quarter of 2016.
•	Net loss from continuing operations of $6.5 million for the second quarter of 2016, as compared to $5.6 million in the first quarter of 2016.
•	Adjusted EBITDAX from continuing operations of $10.1 million.[1] for the second quarter of 2016, a 17.7% increase from the first quarter of 2016.
•

TransAtlantic’s average daily net sales volumes from continuing operations were approximately 4,335 barrels of oil equivalent per day (“BOEPD”) in the second quarter of 2016 (comprised of 3,620 barrels of oil per day (“BOPD”) and 4.3 million cubic feet of natural gas per day (“MMCFPD”)), as compared to 4,787 BOEPD in the first quarter of 2016 (comprised of 3,911 BOPD and 5.3 MMCFPD) and 5,006 BOEPD in the second quarter of 2015 (comprised of 3,767 BOPD and 7.4 MMCFPD).

•	TransAtlantic’s seven-day average daily net wellhead production as of August 8, 2016 was approximately 4,310 BOEPD, comprised of 3,710 BOPD and 3.6 MMCFPD.

[1]	Adjusted EBITDAX from continuing operations is a non-GAAP financial measure. See the reconciliation and other information on page 8 of this press release.

Second Quarter 2016 Results of Continuing Operations

	For the Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Sales:
Oil (MBbls)	329	356	343
Natural gas (MMCF)	391	478	676
Total net sales (MBOE)	395	436	456
Average net sales (BOEPD)	4,335	4,787	5,006
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$40.67	$31.33	$56.03
Oil ($/Bbl hedged)	$41.38	$34.78	$64.39
Natural gas ($/MCF)	$7.08	$7.05	$7.84

Total revenues were $17.7 million for the three months ended June 30, 2016, compared to $15.6 million for the three months ended March 31, 2016 and $25.1 million for the three months ended June 30, 2015. For the three months ended June 30, 2016, TransAtlantic had a net loss from continuing operations of $6.5 million, or $0.16 per share (basic and diluted), compared to a net loss from continuing operations of $5.6 million, or $0.14 per share (basic and diluted), for the three months ended March 31, 2016, and a net loss from continuing operations of $5.7 million, or $0.14 per share (basic and diluted), for the three months ended June 30, 2015. The net loss for the second quarter of 2016 included a $3.2 million unrealized loss on its commodity derivatives and a $0.3 million unrealized foreign exchange loss.  Capital expenditures totaled $0.9 million for the three months ended June 30, 2016, compared to $2.3 million for the three months ended March 31, 2016 and $4.5 million for the three months ended June 30, 2015.

Adjusted EBITDAX from continuing operations for the three months ended June 30, 2016 was $10.1 million, compared to $8.6 million for the three months ended March 31, 2016 and $18.9 million for the three months ended June 30, 2015.

Additionally, during the three months ended June 30, 2016, the Company paid $9.6 million of principal on its outstanding debt balance.

Recent Attempted Coup in Turkey

N. Malone Mitchell 3rd, the Chairman of the Board of Directors and Chief Executive Officer of the Company, stated “We are pleased to confirm that our operations have not been impacted by the July 15, 2016 attempted coup in Turkey, and that all of our employees and their families are safe.” He added, “We continue to appreciate the stable and fair governance of the energy industry within Turkey.”

Operational Update

During the second quarter of 2016, TransAtlantic re-tested the Catak-1 well in Southeast Turkey and, subsequently, completed it as a Bedinan producer. As a result of the Catak-1 discovery well, the Company applied for, and was granted, a two-year extension on its West Molla license. The Company is still in the process of installing a flare gas fueled electrification of the Bahar field, as well as a submersible pump installation and production facility expansion of all wells in the field.

In June 2016, the Bahar-6 well went offline due to downhole equipment failure and, as a result, the Company lost approximately 280 of BOEPD for 20 days, which represented approximately 2% of its total second quarter 2016 production.  The Company subsequently placed the Bahar-6 well back online in July 2016.

The Company continued facility modifications in the Selmo field and upgraded the western pipeline extension. The Company also performed minor optimization and maintenance work in Selmo. The Company expects to perform additional production optimization work in the Selmo field following completion of the pipeline upgrades.

During the third quarter of 2016, the Company spud the Guney Reisdere-1 obligation well (50% working interest) in the Thrace Basin.  The Company is currently drilling at approximately 4,100 feet. Further 2016 capital investment timing will be dependent upon cash flows and the completion of the Company’s debt restructuring and refinancing initiatives.

Conference Call

The Company has scheduled a conference call for Thursday, August 11, 2016 at 8:00 a.m. Central (9:00 a.m. Eastern) to discuss second quarter 2016 financial results.

Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 59975832. A replay will be available through August 12, 2016 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 59975832.

An enhanced webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

Quarterly Report on Form 10-Q

On August 10, 2016, TransAtlantic filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Total revenues	$17,698	$25,053	$33,264	$50,810
Costs and expenses:
Production	3,069	3,334	5,955	6,955
Exploration, abandonment and impairment	128	4,093	1,433	4,440
Cost of purchased natural gas	1,341	469	2,237	735
Seismic and other exploration	15	93	81	151
General and administrative	3,899	6,692	8,742	13,815
Depreciation, depletion and amortization	7,807	8,956	15,773	20,010
Accretion of asset retirement obligations	96	93	188	189
Total costs and expenses	16,355	23,730	34,409	46,295
Operating income (loss)	1,343	1,323	(1,145)	4,515
Other (expense) income:
Interest and other expense	(2,614)	(3,343)	(5,270)	(6,451)
Interest and other income	190	188	402	351
(Loss) gain on commodity derivative contracts	(3,003)	(3,274)	(2,232)	538
Foreign exchange (loss) gain	(611)	805	(269)	(5,646)
Total other expense	(6,038)	(5,624)	(7,369)	(11,208)
Loss from continuing operations before income taxes	(4,695)	(4,301)	(8,514)	(6,693)
Income tax expense	(1,849)	(1,388)	(3,596)	(3,019)
Net loss from continuing operations	(6,544)	(5,689)	(12,110)	(9,712)
Loss from discontinued operations	(118)	(2,135)	(1,056)	(3,715)
Gain on disposal of discontinued operations	–	–	749	–
Income tax benefit	–	574	204	683
Net loss from discontinued operations	(118)	(1,561)	(103)	(3,032)
Net loss	(6,662)	(7,250)	(12,213)	(12,744)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(2,265)	(4,917)	709	(28,536)
Comprehensive loss	$(8,927)	$(12,167)	$(11,504)	$(41,280)

Net loss per common share
Basic net loss per common share
Continuing operations	$(0.16)	$(0.14)	$(0.30)	$(0.24)
Discontinued operations	$(0.00)	$(0.04)	$(0.00)	$(0.07)
Weighted average common shares outstanding	41,001	40,973	40,870	40,870
Diluted net loss per common share
Continuing operations	$(0.16)	$(0.14)	$(0.30)	$(0.24)
Discontinued operations	$(0.00)	$(0.04)	$(0.00)	$(0.07)
Weighted average common and common equivalent shares outstanding	41,001	40,973	40,870	40,870

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities from continuing operations	$11,596	$28,200
Net cash used in investing activities from continuing operations(1)	(6,720)	(13,336)
Net cash used in financing activities from continuing operations	(10,535)	(1,121)
Net cash used in discontinued operations	(202)	(28,294)
Effect of exchange rate changes on cash	(19)	(1,258)
Net decrease in cash and cash equivalents	$(5,880)	$(15,809)
(1)	Includes changes in Company’s restricted cash balance.

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,600	$7,480
Restricted cash	7,168	3,758
Accounts receivable, net
Oil and natural gas sales	18,864	14,169
Joint interest and other	5,905	5,885
Related party	479	414
Prepaid and other current assets	3,569	2,807
Derivative asset	913	3,235
Assets held for sale	1,579	51,511
Total current assets	40,077	89,259
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	274,115	271,080
Unproved	31,346	31,135
Equipment and other property	36,426	36,708
	341,887	338,923
Less accumulated depreciation, depletion and amortization	(164,723)	(148,218)
Property and equipment, net	177,164	190,705
Other long-term assets:
Other assets	3,145	3,355
Note receivable - related party	7,964	11,500
Derivative asset	2,001	3,370
Total other assets	13,110	18,225
Total assets	$230,351	$298,189

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,811	$12,675
Accounts payable - related party	2,122	2,684
Accrued liabilities	14,524	10,583
Loans payable	25,223	37,006
Loans payable - related party	3,593	3,593
Liabilities held for sale - related party	–	3,540
Liabilities held for sale	16,017	65,649
Total current liabilities	74,290	135,730
Long-term liabilities:
Asset retirement obligations	9,484	9,237
Accrued liabilities	12,341	11,940
Deferred income taxes	27,535	27,360
Loans payable	34,350	34,400
Loans payable - related party	20,650	20,600
Total long-term liabilities	104,360	103,537
Total liabilities	178,650	239,267
Commitments and contingencies
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 47,160,617 shares and 41,017,777 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	4,716	4,102
Treasury stock	(970)	(970)
Additional paid-in-capital	573,034	569,365
Accumulated other comprehensive loss	(120,881)	(121,590)
Accumulated deficit	(404,198)	(391,985)
Total shareholders' equity	51,701	58,922
Total liabilities and shareholders' equity	$230,351	$298,189

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDAX From Continuing Operations (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net loss from continuing operations	$(6,544)	$(5,566)	$(5,689)	$(12,110)	$(9,712)
Adjustments:
Interest and other, net	2,424	2,444	3,155	4,868	6,100
Current and deferred income tax expense	1,849	1,747	1,388	3,596	3,019
Exploration, abandonment, and impairment	128	1,305	4,093	1,433	4,440
Seismic and other exploration expense	15	66	93	81	151
Foreign exchange loss (gain)	611	(342)	(805)	269	5,646
Share-based compensation expense	176	178	597	354	864
Loss (gain) on commodity derivative contracts	3,003	(771)	3,274	2,232	(538)
Cash settlements on commodity derivative contracts	231	1,228	2,864	1,459	7,248
Accretion of asset retirement obligation	96	92	93	188	189
Depreciation, depletion, and amortization	7,807	7,966	8,956	15,773	20,010
Net other items	293	225	846	518	1,485
Adjusted EBITDAX from continuing operations	$10,089	$8,572	$18,865	$18,661	$38,902

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net income (loss) from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange loss (gain), share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion and amortization, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties and exploration expenses, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance. Adjusted EBITDAX is also widely used by investors.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX. The Company has disclosed Adjusted EBITDAX to permit a comparative analysis of its operating performance relative to other companies.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, planned operations, the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; access to sufficient capital; ability to refinance, repay or restructure its debt; ability to sell assets; success of cost reduction efforts; market prices for natural gas; natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty and civil unrest, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one bbl of oil. A BOE conversion ratio of six MCF to one bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Wil Saqueton

VP & CFO

(214) 265-4743

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com